SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2008

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders.

As previously disclosed, Tekni-Plex, Inc. (“Tekni-Plex” or the “Company”) is party to a Forbearance Agreement (as amended, the “Forbearance Agreement”), dated as of January 16, 2008, among the Company, certain of its subsidiaries and certain holders of the Company’s 12.75% Senior Subordinated Notes Due 2010 (the “Subordinated Notes”) and the Company’s 8.75% Senior Secured Notes due 2013.  Section 1(c)(ii) of the Forbearance Agreement provides that a Termination Event (as defined in the Forbearance Agreement) shall occur at 11:59 p.m. EST on April 1, 2008, unless by such time counsel to the Noteholder Group (as defined in the Forbearance Agreement) delivers to the Company a written notice stating that either (A) a term sheet (the “Restructuring Term Sheet”) memorializing the restructuring transaction agreed to in principle among holders of a majority in principal amount of the Subordinated Notes and the Required Preferred Stockholders (as defined in the Company’s Certificate of Incorporation) on March 27, 2008, has been agreed to among the Company, holders of a majority in principal amount of the Subordinated Notes, the Required Preferred Stockholders and the two holders of the Company’s common stock or (B) holders of a majority in principal amount of the Subordinated Notes have agreed to extend the date set forth in such section to a date specified in such written notice.

Beginning on April 1, 2008, the deadline set forth in Section 1(c)(ii) has been extended several times by holders of a majority in principal amount of the Subordinated Notes on an as-needed basis in order to facilitate the negotiation of the Restructuring Term Sheet.  The current deadline is 11:59 p.m. on April 9, 2008 and negotiations are ongoing.

There can be no assurance that the parties will agree on a Restructuring Term Sheet or that any further extension of the time period set forth in Section 1(c)(ii) of the Forbearance Agreement will be granted.

______________________

This current report on Form 8-K includes statements that may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from these expectations due to the Company’s ongoing discussions with its lenders and investors, the outcome of which cannot be accurately predicted. Other factors that would cause or contribute to such differences include, but are not limited to: price volatility and availability of raw materials and the Company’s ability to correspondingly increase its prices, competitive factors, risks related to foreign investments and operations, seasonality, changes in environmental and safety laws and regulations and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Tekni-Plex undertakes no obligation to update these statements for revisions or changes after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
Date:	April 7, 2008	By:	/s/ James E. Condon
			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer